SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                             May 27, 1999
                            Date of Report
                  (Date of Earliest Event Reported)

                       THINWEB.COM CORPORATION
        (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                      0-25419                   52-2102438
      (State or other             (Commission                 (IRS Employer
      jurisdiction of              File Number)               Identification
      incorporation)                                          No.)

                       thinWEB.com Corporation
                          Suite 101, Phase 3
                           6 Antares Drive
                       Ottawa, Ontario K2E 8A9
               (Address of principal executive offices)

                             613/225-8446
                    Registrant's telephone number

                   WARWICK ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      (a) Pursuant to a Share Exchange and Share Purchase Agreement and related documents (the "Exchange Agreement") dated April 22, 1999, among Warwick Acquisition Corporation, a Delaware corporation (the "Registrant" or the "Company"), its wholly-owned subsidiary Thinweb.com Inc., a Nova Scotia corporation (the "Purchaser"), ThinWeb Software Incorporated, a Nova Scotia corporation ("ThinWeb"), and the shareholders of ThinWeb (the "ThinWeb Shareholders"), the Purchaser purchased all the outstanding shares of common stock of ThinWeb (16,916,344 shares) for aggregate consideration of (i) the Purchaser issuing 16,916,344 Class A exchangeable non-voting participating common shares of common stock of the Purchaser (the "Class A Shares") (ii) the Registrant issuing to StockTrans, Inc., a Pennsylvania corporation, as trustee for the ThinWeb Shareholders (the "Trustee") 16,916,344 shares of common stock (the "Registrant Shares") to be held in trust under the terms of an Exchange and Voting Agreement dated April 22, 1999 (the "Trust Agreement"), among the Registrant, the Trustee, the Purchaser and the ThinWeb Shareholders, and (iii) the issuance by the Registrant of 1,500,000 shares of its preferred stock to 583317 B.C. Ltd., a British Columbia corporation, at $.0001 per share. (The foregoing transactions are referred to collectively hereafter as the "Transactions").

      The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of the Registrant and approved by the unanimous consent of the shareholders of the Registrant on May 27, 1999. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of ThinWeb on April 22, 1999 and approved by the unanimous consent of the ThinWeb
Shareholders on April 22, 1999.

      Prior to the Transactions, the Registrant had 5,000,000 shares of common stock outstanding. Pursuant to the Exchange Agreement, the Registrant redeemed and retired 4,850,000 shares of its outstanding common stock and issued 16,916,344 shares of its common stock to be held by the Trustee for exchange by the holders of the Class A Shares. After effect of the Transactions, the Registrant had a total of 17,066,344 shares of its common stock outstanding.

      Each beneficial shareholder of the Class A Shares has through the Trustee voting rights in the Registrant equal to the number of Class A Shares held for the benefit of such shareholder. As a result, the ThinWeb Shareholders hold voting rights in the Registrant aggregating over 99.1% of the outstanding votes entitled to vote on matters brought before the shareholders. The sole source of consideration used by the ThinWeb Shareholders to acquire their respective interest in the Registrant was the exchange of their shares for Class A Shares of the Purchaser. The Exchange Agreement was structured to provide the ThinWeb Shareholders with a capital gain deferral under applicable Canadian tax laws, rules and regulations.

      On the effective date of the Transactions, the officer and director of Warwick Acquisition Corporation resigned and new officers and directors of the Registrant were appointed. See
"Management" below.

      Effective as of the date of the Transactions, the Registrant changed its name to "thinWEB.com Corporation".

      Warwick Acquisition Corporation was formed to provide a method for a foreign or domestic private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. Warwick Acquisition Corporation had no operations, revenues, material assets or liabilities.

      Copies of the Exchange Agreement and related agreements including the Trust Agreement are filed as exhibits to this Form 8-K and are incorporated in their entirety herein. The description of the exhibits contained in this report is modified by such reference.

      (b) The following table contains information regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who have the right to vote or direct the vote or beneficially own more than 5% of the Registrant's common stock or rights to acquire common stock:

                                    Amount of Common        Percent of
                                    Stock Beneficially      Common Stock
                                    Owned or Right to       Beneficially Owned
Name                                Direct vote (1)(2)      or Right to
                                                            Direct vote

James S. Anthony, Chairman                      0                 0
158 Amelia Street
Toronto, Canada M4X 1E7

Gary T. Hannah, President and                   1,181,344          6.9%
Chief Executive Officer, Director
1250 Squire Drive
Manotick, Ontario, Canada K4M 1B8

C. James Enman, Vice President, (3)             2,666,666         15.6%
Secretary
1883 Seldon Street
Halifax, Nova Scotia, Canada B3H 3X3

Bryan MacLean, Vice President, Director (4)     2,666,667         15.6%
5444 Victoria Road, #8
Halifax, Nova Scotia, Canada B3H 1M5

Cory Reid, Vice President (5)                   2,666,667         15.6%
1360 Lower Water Street, Suite 207
Halifax, Nova Scotia, Canada B3S 3N2

All directors and
executive officers as
a group (5 persons)                             9,181,344          53.8%

3024704 Nova Scotia Limited (6)                   891,000           5.2%
1550 Bedford Highway
Suite 210
Bedford, Nova Scotia

(1)         Based upon 17,066,344 outstanding shares of common stock.
(2) Includes rights to acquire common stock through exercise of exchangeable Class A Shares.
(3) James Enman is the trustee and beneficiary of the Enman Family Investment Trust and is deemed to be the beneficial owner of the 2,666,666 Class A Shares held by it.
(4)         Bryan MacLean is the trustee and beneficiary of the B.
            MacLean Family Trust and is deemed to be the beneficial owner of the 2,666,667 Class A Shares held by it.
(5) Cory Reid is the trustee and beneficiary of the C. Reid Family Trust and is deemed to be the beneficial owner of the 2,666,667 Class A Shares held by it.
(6) 3024704 Nova Scotia Limited is an unaffiliated Nova Scotia, Canada, corporation.

CLASS A SHARES

      The Purchaser has authorized 20,000,000 Class A exchangeable non-voting shares of which 16,916,344 have been issued pro rata to the ThinWeb Shareholders. The Class A Shares are not entitled to receive notice of or to attend any meeting of the shareholders of the Purchaser nor to vote on any matters before the shareholders of the Purchaser.

      The Class A Shares have voting rights in the Registrant equal to one vote for each Class A Share on all matters that properly come before the shareholders of the Registrant at a meeting of shareholders of the Registrant or in connection with any action taken by shareholder consent. The holders of the Class A Shares are entitled to receive notice of and attend any meeting of shareholders of the Registrant and to vote at any such meetings.

      The Class A Shares may be converted into or exchanged for an equal number of shares of the Registrant, which shares are held by the Trustee for such conversion or exchange, upon proper notification to the Registrant. By having the Class A Shares exchangeable for issued shares of the Registrant held by the Trustee at some time in the future, the ThinWeb Shareholders are able to defer certain Canadian taxes otherwise payable upon the disposition of their shares in ThinWeb while maintaining voting rights in the Registrant.

      The Trust Agreement sets forth the rights and restrictions pertaining to the Class A Shares and the Registrant Shares. The Registrant Shares are held by the Trustee pending conversion of the Class A Shares into such Registrant Shares. Upon conversion, the Registrant Shares will be released to the converting ThinWeb Shareholder and an equal number of Class A Shares will be delivered to the Registrant. The ThinWeb Shareholders have the right to vote their interests in the Registrant directly or through the Trustee as holder of the Registrant Shares.

      The Registrant Shares, while held by the Trustee, will not be entitled to participate in dividends declared by the Registrant; however, the Registrant has agreed that should it declare a dividend on its common stock it will ensure that the Purchaser has the means to pay a like dividend on the Class A Shares.

      The Registrant has issued to and placed with the Trustee the Registrant Shares consisting of 16,916,344 shares of its common stock for use in exchange of the Class A Shares pursuant to the Exchange Agreement. The Class A Shares contain certain rights and provisions as set forth in the Trust Agreement and discussed below. These rights and provisions are a summary only and should be read in conjunction with the descriptions provided in the Transaction documents which are attached hereto as exhibits.

      (i) EXCHANGE RIGHTS ON THE LIQUIDATION OF THE PURCHASER. Shareholders of the Class A Shares have the right, upon the occurrence and during the continuance of any proceeding in bankruptcy, insolvency, dissolution or winding up commenced by the Purchaser or against the Purchaser, to require the Registrant to purchase from each or any holder of the Class A Shares all or any part of the Class A Shares held at an amount equal to (a) the current market price the Registrant's common stock on the last business day prior to the day of purchase plus (b) an additional amount equal to the full amount of all dividends declared and upon on such Class A Shares and on all dividends declared on the Registrant's common stock which have not been declared on the Class A Shares.

      (ii) AUTOMATIC EXCHANGE ON THE LIQUIDATION OF THE REGISTRANT. In order that holders of the Class A Shares will be able to participate on a pro rata basis with the holders of the Registrant's common stock in the event of a voluntary or involuntary dissolution, liquidation or winding-up of the Registrant, all of the then outstanding Class A Shares shall be automatically exchanged for shares of common stock of the Registrant in the absence of an affirmative written election from a holder of Class A Shares not to participate in the automatic exchange.

      (iii) RETRACTION BY HOLDER. A holder of Class A Shares is entitled at any time to require the Purchaser to redeem any or all of the Class A Shares held by it in an amount equal to (a) the current market price the Registrant's common stock on the last business day prior to the retraction date which may be satisfied in full by the Purchaser causing to be delivered to such holder one share of common stock of the Registrant for each Class A Share held by the retracting holder plus (b) an additional amount equal to the full amount of all dividends declared and upon on such Class A Shares and on all dividends declared on the Registrant's common stock which have not been declared on the Class A Shares.

      (iv) AUTOMATIC REDEMPTION BY THE PURCHASER. On the 25th anniversary of the closing date of the Transactions, unless otherwise extended or accelerated, the Purchaser shall redeem all the then outstanding Class A Shares for an amount per Class A Share equal to (a) the current market price the Registrant's common stock on the last business day prior to the redemption date which may be satisfied in full by the Purchaser causing to be delivered to such holder one share of common stock of the Registrant for each Class A Share held by the retracting holder plus (b) an additional amount equal to the full amount of all dividends declared and upon on such Class A Shares and on all dividends declared on the Registrant's common stock which have not been declared on the Class A Shares.

      (v) PURCHASE FOR CANCELLATION. The Purchaser may at any time and from time to time offer to purchase for cancellation all or any of the outstanding Class A Shares at any price by tender to all of the holders of the Class A Shares then outstanding at any price per share determined by the Purchaser plus an amount equal to all declared and unpaid dividends thereon. If in response to such tender offer, more Class A Shares are tendered than the Purchaser is willing to purchase, the Purchaser shall purchase as nearly as possible pro rata according to the number of shares tendered by each holder.

      (vi) RECIPROCAL CHANGES. If the Registrant issues or distributes its warrants, options or other rights to purchase its securities to the holders of its outstanding common stock or issues shares or securities of any other class of the Registrant than the common stock exchangeable by the Class A Shares, or evidences of indebtedness of the Registrant or assets of the Registrant, then the Purchaser shall issue to the holders of the Class A Shares the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets.

      (vii) RECLASSIFICATIONS. If the Registrant subdivides, redivides or changes the outstanding number of its common stock into a greater number or reduces, combines or consolidates the outstanding number of its common stock into a lesser number or reclassifies or otherwise changes its common stock or effects an amalgamation, merger, reorganization or other transaction affecting its common stock, then the Purchaser will make the same or an economically equivalent change simultaneously to, or in the rights of the holders of, the Class A Shares.

REGISTRATION OF REGISTRANT SHARES

      The Registrant has agreed to register for sale in the United States secondary market 6,500,000 of the Registrant Shares held by the Trustee on behalf of certain current ThinWeb shareholders. The Registrant intends to register such shares by filing with the United States Securities and Exchange Commission, as soon as possible, a registration statement on Form SB-2 pursuant to the Securities Act of 1933. The timing of the sales of the registered sales, and the prices at which such shares are sold into the public market (if such market develops, of which there can be no assurance), will be determined, respectively, by the holders of the registered shares and by market conditions at the time of such sales. None of the proceeds of such sales will belong to the Registrant or be applied for its benefit.

PREFERRED STOCK

      The Registrant has authorized 20,000,000 shares of non-designated preferred stock, $.0001 par value per share, of which 2,000,000 has been designated ("Convertible Preferred Shares") and 1,500,000 of which have been issued. The Convertible Preferred Shares are not entitled to dividends and are non-voting. In the event of the liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, the holders of the Convertible Preferred Shares shall be entitled to receive the par value of each share before any amount shall be paid or any property or assets distributed to the holders of the ordinary shares. After payment in full to the holders of the Convertible Preferred Shares, the surplus assets, if any, shall belong to and shall be divided among the holders of other stock or shares in the Registrant.

      The Registrant may redeem at any time commencing November 1, 1999, any number of the Convertible Preferred Shares then outstanding by paying to the holder thereof the par value thereof. The holder of the Preferred Shares shall be entitled to convert such shares into ordinary shares of the Registrant on a one-for-one exchange basis at any time before November 1, 1999 provided that the holder was instrumental in arranging an equity financing which results in the receipt of net proceeds by the Registrant of not less than $5,000,000.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      The Registrant intends to continue the business development formerly undertaken by ThinWeb Software Incorporated. Thinweb.com Inc. (referred to as the "Purchaser") is a wholly-owned subsidiary of the Registrant and as a result of the Transactions, ThinWeb Software Incorporated, the Nova Scotia corporation (referred to as "ThinWeb"), has become a wholly-owned subsidiary of Thinweb.com Inc.

BUSINESS

      References herein to the Company include the Company's wholly-owned subsidiaries, Thinweb.com Inc. and ThinWeb Software Incorporated, unless the context otherwise requires. The Company is a start-up company and has insignificant operations or revenues to date. The ability of the Company to continue is dependent upon it obtaining the necessary financing to complete its research and development projects and upon future-profitable operations. There can be no assurance that the Company will be able to complete the development of its products, or if completed, that it will be able to market them successfully. There is no assurance that even if completed and marketed that revenues from the products will be sufficient to fund the Company's operations or fund any additional research, development or marketing.

COMPANY BACKGROUND

      ThinWeb was founded in April, 1998, by two of the Company's present officers and directors, Bryan MacLean and Cory Reid, to focus on e-commerce business applications. Messrs. MacLean and Reid were part of the initial software development team at Sanga International, Inc., a company providing Web-based software business solutions using Java technology. Messrs. MacLean and Reid determined that a market opportunity existed to develop Web-based software applications targeted to software developers and Internet providers based on the use of Sun Microsystems' Java software programming language. Messrs. MacLean and Reid began development of ThinAccess and WebCrumbs and its core technology in March, 1998, and thereafter established ThinWeb through which they continued development of the technology and products.

TECHNOLOGY BACKGROUND

      The Company has developed a core technology that will support current and future e-commerce applications developed by the Company. The core technology will provide the framework for all future software developed by the Company and will eliminate the need and cost for developing particular framework for each application developed. The Company's first two applications are targeted for the e-commerce Web applications market.

      The Company's customer base will consist of either stand alone software development companies, Internet providers or software development teams within large organizations developing Web-based applications. There is no assurance that the Company will be able to successfully develop or market its technology. See "RISK FACTORS".

TECHNOLOGY AND PRODUCTS

      Core Technology. Through its subsidiary, ThinWeb Software Incorporated, the Company has developed its core technology which will be utilized by the Company's e-commerce applications. The core technology provides a framework for component containment, interaction, naming and other perimeters. The core technology uses Java software compliance and enterprise Application Programming Interfaces (APIs) from Sun Microsystems, Inc. to retrieve data and business logic wherever located and to integrate it into new applications for use on the Web. The core technology approach treats applications as a tapestry of inter-linked collaborating and intelligent modular objects called components. Each component is responsible for encapsulation of its internal data as well as displaying the designed behavior. Any component connected into the core requiring a particular action of another component can send instructions via that component's interpretation mechanism, the API.
 The core technology eliminates the need to build a new framework for each new application developed by the Company.

      During the past year, the Company has developed its first two applications: ThinAccess and WebCrumbs. ThinAccess was tested and approved by Sun Microsystems for listing on Sun Microsystem's Web site as being an approved Java cross platform application (i.e.
"100% Pure Java") and WebCrumbs, utilizing the same framework, was also listed. Both products are in the beta-marketing phase. The Company has additional products in the design and development phases.

      ThinAccess. ThinAccess is designed to offer remote access to any database over the Internet running in any Web browser featuring exceptional speed with an ultra-thin download. Databases are widely used in computing and are crucial to many e-commerce applications including payroll and employee records departments, travel and reservation systems, financial services systems, accounting departments and many other areas in both government and private industry organizations. Timely access to databases is crucial and ThinAccess is designed to provide such database access in seconds. ThinAccess is designed to work on any platform, including cellular phones and personal data assistants.

      Java Database Connectivity (JDBC) is a standard defined by Sun Microsystems to allow database access from Java applets and applications. The JDBC API was developed to have a standard interface. It allows Java applets and applications to access different database management systems through the same interface.

      ThinAccess is designed to be specialized for database access from Internet applications running in any Web browser. It is intended to provide high performance, powerful features and scalable JDBC database access to network databases and improves user responsiveness for Web database applications and gives Web developers a single interface to access all databases enabling Web applications to manipulate all databases uniformly.

   ThinAccess is designed to improve the performance at both the client and server level with these key features:

               Decreases database application development cost
               Reuses database connections across multiple clients Provides remote management over the Web
               Connects to multiple databases with one driver download Increases Web page response time by avoiding large driver downloads
               Saves redundant database processing by enabling multiple clients to browse same query results
               Saves costs of installation of specialized software

      WebCrumbs. WebCrumbs is designed to be a Web site management and analysis tool. WebCrumbs is intended to gather and analyze information about a visitor to a particular Web site and to generate a personalized look to the Web site in response to the information learned about that visitor. As a Web site analysis and reporting tool, WebCrumbs is intended to offer a non-intrusive installation and integrated real-time reporting and the ability to use any in-house database customer reporting tool.

      Management believes WebCrumbs to be unique from other Web site analysis tools by its utilization of the "Dynamic Navigation
Technology", a technology developed by the Company that automatically generates customized Web pages based on pre-defined business rules and tracks Web site activity in real time. WebCrumbs is designed to run on any operating system or Web site server supporting Java. WebCrumbs Smart Agent technology learns about a visitor preferences by monitoring such visitor's Web site usage patterns (such as pages visited and length of stay) and utilizes such information in real time by instantly presenting on the Web site information and advertising most suitable.

      Future Products and Research and Development. The Company intends to develop additional e-commerce focused Internet applications on its core technology, in response to perceived market demands. The development of newer versions of the two products currently developed and the development of new e-commerce products will require a material investment of resources. During its first nine months, the Company expended US$107,750 on research and development which figure does not include the research and development activities of the two principal developers of the products prior to the incorporation of ThinWeb in April, 1998.

TRADEMARKS

      The Company does not have any patents. The Company has applied for trademark protection in the United States and Canada for "ThinWeb", "WebCrumbs" and "ThinAccess". There is no guarantee that other companies do not already utilize these names as their company name or for their products and there is no assurance the Company would be able to enforce against use of these marks against prior users. Even if such trademark protection is granted, there is no assurance that the Company will be able to prevent competitors from using the same or similar marks, concepts or appearances or that the Company will have the financial resources necessary to protect its marks against infringing use.

REVENUES AND OTHER FINANCING

      To date, the Company has used monies received from loans and equity investment to develop its products and to pay administrative expenses. See "FINANCIAL STATEMENTS".

      The Company projects that funds may be received from the following sources:

      (1) The sale of the Company's products. The Company is actively pursuing marketing and sales partnerships with established companies in the Java marketplace.

      (2) The sale of the Company's securities. The Company anticipates that it will raise funds through the sale of its securities.

      The holder of the Company's 1,500,000 issued Preferred Shares shall be entitled to convert such shares into ordinary shares of the Company, on a one-for-one exchange basis, at any time before November 1, 1999 provided that such holder was instrumental in arranging equity financing on terms acceptable to the Company resulting in the receipt of net proceeds by the Company of not less than $5,000,000.

      There is no assurance that the Company will be successful in any sales of its products or support packages or that it will be able to raise any funds through the sales of its securities. In such event the Company may be required to seek financing for its operations from other sources, including debt financing or borrowing from financial institutions or other sources. There can be no assurance that any such funding will be available, or available on terms acceptable to the Company, if and when needed by the Company.

THE MARKET

      The Company's first two products target the Internet e-business intelligence software applications market.

      ThinAccess targets companies utilizing Internet Web applications using any database, any Web browser and requiring "thin client" database connectivity. The Company perceives a major initiative by e-commerce companies to Web-enable their business activity and to provide it as another medium for their customers. Database access is crucial to Web-enabling business activity as it is the predominant mechanism to store and access information.

      WebCrumbs targets companies that desire to upgrade their Web sites with the ability to learn about and respond to Web site visitors by instantly personalizing that company's Web site for that visitor. The Company believes that this will assist companies to increase customer response and to increase sales.

MARKETING

      The Company anticipates generating sales inquiries through an on-line marketing campaign designed to lead Java software developers to the Company's Web site. Using discussion forums, chat groups, and Web site advertising banners to be placed on strategic Web sites, customers will be able to link directly to the Company's Web site where the customer can learn more about the products or download the products.

      The Company plans to support its on-line advertising with attendance at industry trade shows and selected magazine advertisements.

      The Company intends to target software manufacturers (database and application), software developers and Internet service providers. The Company anticipates that its products will be marketed to directly to businesses. The Company also anticipates that it will market its technology to developers directly through Internet sales on its Web site in the form of a developers tools kit. The Company anticipates that its thinner and faster Internet solution will have a significant appeal to many software suppliers. Many of the current database software companies have an application too thick to be easily Internet ready.

      The Company intends to establish a marketing staff during the second quarter of 1999. The Company intends to lease larger space in Halifax, Canada to accommodate increased research and development, accounting and administrative personnel.

COMPETITION

      The Company faces competition from different companies for different aspects of its technology and for its different software applications.

      ThinAccess connects to any database over the Web with swift high performance downloads of Web database applications. The Company considers the competitors to ThinAccess to be those products that can provide thin client (under 100K download) distributed access in Java. Software Synergy's JDBCConnect provides a thin access database application product, but it is a Windows specific product supporting ODBC databases. IDS Software's IDS Server is another competitor and is also a Windows/Linux product with support for ODBC and Oracle databases.

      The Company anticipates that WebCrumbs will face competition from companies in the e-commerce field including Web Trends, Active Concepts, Net.Genesis, Andromedia and Accrue. These companies primarily supply static Web analyzer software providing detailed reports on Web site activity without the Dynamic Navigation Technology used by WebCrumbs which allows a Web page viewed by one visitor to be different than the same Web page viewed by another.

      The software industry is highly competitive with frequent entries into all markets and fields by new start-up companies and by established companies with new products. Many of these competitors may have more experience and access to resources, including financial and technological resources, than the Company.

PROPERTY

             The Company's executive offices are located at Suite 101, 6 Antares Drive, Phase 3, Ottawa, Canada, at an annual rent of CDN$20,950 and its telephone number is 613/225-8446. The Company has entered into a lease for its research and development offices beginning June 1, 1999, at Suite 1510, 1505 Barrington Street, Halifax, Canada at an annual rent of CDN$41,615 and its telephone is 902/425-2802.

             The Company Web site is http://www.thinweb.com.

MANAGEMENT

Name                                Age             Title

James S. Anthony                    51           Chairman of the Board

Gary T. Hannah                      35           President, Chief Executive
                                                 Officer and Director

C. James Enman                      45           Vice President and Secretary

Bryan C. MacLean                    30           Vice President, Director

Cory Reid                           28           Vice President

             JAMES S. ANTHONY has served as Chairman of the Board of ThinWeb since March, 1999. Since June, 1974, Mr. Anthony has been the President of J. S. Anthony Ltd., Toronto, Canada, which provides consulting services to corporations, including the Company, including strategic planning, finance and corporate organization. Mr. Anthony received his Bachelor of Arts degree from the University of Manitoba in 1968 and attended Carleton University from 1968 to 1970. Mr. Anthony is the founder of The Foundation for the Study of Objective Art, a charitable foundation which operates an art gallery in Toronto and funds art education programs for the public. Mr. Anthony also serves on the board of directors of Agritek Bio Ingredients Corporation, Toronto, Canada, an agricultural biotechnology investment company listed on the Montreal Exchange; Borneo Gold Corporation, Toronto, Canada, a gold exploration company listed on the Vancouver Stock Exchange; Denbridge Capital Corporation, Toronto, Canada, a digital radar imaging company listed on the Toronto Stock Exchange; and Independence Resources Ltd., Toronto, Canada, a gold exploration company listed on the Vancouver Stock Exchange.

             GARY T. HANNAH has served as President and Chief Executive Officer and a director of ThinWeb since April, 1999. From 1995 to 1999, Mr. Hannah served as Vice President, Client Relations of JetForm Corporation, an Ottawa, Ontario software manufacture. From 1991 to 1995, Mr. Hannah served as President of GE Capital, Missisauga, Ontario, a computer distribution company. Mr. Hannah attended Saskatchewan Technical Institute from 1981 to 1983.

             C. JAMES ENMAN, ESQ. has served as Vice President and Secretary for ThinWeb since March, 1999. Since 1990, Mr. Enman has been a member of the law partnership of Goldberg Thompson, Halifax, Nova Scotia, providing general legal services. Mr. Enman received his Bachelor of Arts degree from Acadia University in 1977 and his LL.B. degree from Dalhousie University in 1980. Mr. Enman is a member of the Nova Scotia Barristers Society, Canadian Tax Foundation, and is a Canadian Trademark Agent. Mr. Enman serves as general counsel to the Company.

             BRYAN C. MACLEAN has served Vice President and a director of ThinWeb since its inception in April, 1998. Mr. MacLean is the co-founder of ThinWeb Software Incorporated and co-developer of the Company's Java software e-commerce applications. From 1996 to 1998, Mr. MacLean was a software engineer for Sanga International Research, Boston, Massachusetts specializing in Java software solutions. From 1994 to 1996, Mr. MacLean was a software engineer for Northern Telecom, Ottawa, Canada specializing in asynchronous transfer software switch development. During 1996, Mr. MacLean was employed by Bell Canada, Ottawa, Canada as a software engineer where he served as one of the lead developers of that company's project to process telephone bills over the Web using electronic data interchange. Mr. MacLean obtained his Bachelor Commerce degree from St. Francis Xavier University in 1990 and his Bachelor of Computer Science degree from DalTech University of Nova Scotia in 1994.

             CORY REID has served Vice President of ThinWeb since its inception in April, 1998. Mr. MacLean is the co-founder of ThinWeb Software Incorporated and co-developer of the Company's Java software e-commerce applications. From 1996 to 1998, Mr. Reid was a senior designer for Java Internet software at Sanga International Research, Boston, Massachusetts and Halifax, Nova Scotia. From 1995 to 1996, Mr. Reid was a senior software designer at AT&T, Herndon, Virginia specializing in telecommunications. Mr. Reid received his Bachelor of Computer Science degree from DalTech University of Nova Scotia in 1993.

REMUNERATION

             Gary Hannah, President of the Company, has entered into an employment agreement with the Company and receives an annual salary of CDN$200,000. Messrs. MacLean and Reid, a director and Vice Presidents, are negotiating employment agreements with the Company and each receives an annual salary of CDN$120,000. Mr. Enman, Vice President, Secretary and General Counsel, receives an annual salary of CDN$100,000 and is negotiating an employment agreement with the Company. Through his company J. S. Anthony & Co., Ltd.,
Mr. Anthony receives consulting fees for consultancy services rendered to the Company.

RISK FACTORS

        GOING CONCERN QUESTION; UNCERTAINTY OF FUTURE PROFITABILITY. The Company has suffered losses from its start-up activities and has no operations or revenues which raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon it obtaining the necessary financing to complete its research and development projects, to market those products once available and upon future profitable operations. There can be no assurance that the Company will be able to complete the development of its products, or if completed, that it will be able to market them successfully. There is no assurance that even if completed and marketed that revenues from the products will be sufficient to fund the Company's operations or fund any additional research, development or marketing. The Company may be required to raise additional capital through debt or equity financing. There are no assurances that the Company will receive any revenues from operations or other proceeds nor that it will be able to raise such capital through debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail development. There is no assurance that the Company will be able to continue to operate.

      OPERATING LOSS. The Company has had insignificant operations and revenues to date. The Company has used funds raised from the offering of its securities and from borrowing to finance its operations. The Company's ability to develop operations is dependent upon its ability to bring its two developed products to marketability and to sell such products at a profit. The Company anticipates that it will offer for sale certain of its equity securities. The Company has not yet determined the terms of such offering, but the proceeds from such offering, if any, are crucial to the continuation of the development of operations of the Company.
 If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail development of operations and there is no assurance that the Company will be able to continue.

      NO OPERATING HISTORY. The Company and its subsidiaries have no operating histories, have not begun any operations and to date have not received any revenues from operations. The Company's operations will be subject to all the risks inherent in the establishment of a relatively new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable. Revenues and profits of the Company, if any, will depend upon various factors, including market acceptance of the Company's concepts, market awareness, reliability and of the software products, dependability and accuracy of technical support, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on the Company.

      POSSIBILITY OF NOT DEVELOPING ACCEPTABLE SOFTWARE. The Company's two products are currently in beta testing status and the Company anticipates their release in Summer, 1999. There is no assurance that circumstances or events will not delay or prevent such release, including insufficient funds to finalize the products.
 It is possible that the beta testing may produce results that require the products to be redeveloped or reworked. A delay in the release of the products would impact the Company's projected operations and business plan.

      COMPETING SOFTWARE MAY HURT COMPANY'S MARKET. There is no assurance that a competitor may not offer similar or identical or better software to that being developed or to be developed by the Company prior to the availability of the Company's software. In addition, a competitor may offer similar or identical software at a cheaper price or as free software. There is an increasing amount of software on the Web available for download without charge ("freeware"). Given the intense competition in the software market, it can be an important factor to be the first available in an application or to be offered for the cheapest price.

      CHANGES IN SOFTWARE PLATFORM. The Company's software is Java based, which is currently a widely used computer platform. There can be no assurance that the Java platform will have such continued wide-spread acceptance or that a competitor to Java will not develop a better and more widely used platform not compatible with the Company's software. Although the Company's software would continue to be available and usable with the Java platform, there is no assurance that the Java platform market would continue to expand or that, potentially in light of a better platform, would not decrease in size.

      LACK OF CONTINUED DEVELOPMENT OF E-COMMERCE MARKET. The use of the Internet and World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access.

        COMPETITION FROM LARGER AND MORE ESTABLISHED COMPANIES. The competition in the software industry is intense. There are numerous well-established competitors, including national, regional and local software developers possessing substantially greater financial, marketing, personnel and other resources than the Company. The Company may not be able to market or sell its products if faced with direct product competition from of these larger software developers.

        TRADEMARK PROTECTION AND PROPRIETARY MARKS. Notwithstanding the pending registration of its trade names with the United States Trademark Office, there is no assurance the Company will be able to enforce against use of these marks against prior users. There is also no assurance that the Company will be able to prevent competitors from using the same or similar marks, concepts or appearances or that the Company will have the financial resources necessary to protect its marks against infringing use.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock of the Company may result in substantial dilution in the percentage of the Company's common stock held by the Company's then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

      POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK. The Company may, without further action or vote by shareholders of the Company, designate and issue additional shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of the Company or the removal of management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

      NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. There is currently no established public trading market for the securities of the Company. No assurance can be given that an active trading market in the Company's securities will develop or, if developed, that it will be sustained. The Company intends to apply for admission to quotation of its securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. There can be no assurance that a regular trading market for the common stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Company's securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.

      PENNY STOCK REGULATION. Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

        COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date.
If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon computer hardware and software some of which was developed prior to the awareness of the Year 2000 Problem. The Company does not know what steps, if any, have been taken by any of the operators of such hardware and software. The Company's operations will be severally curtailed if one or more of its customers were to suffer Year 2000 problems or if the Internet or World Wide Web was to suffer a full or partial shut down for any length of time. It is impossible to predict the impact of the Year 2000 Problem. A prolonged disruption in the Internet or World Wide Web or any of the may prohibit the Company from operating or selling its products.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       As a result of the Transactions, the accountant to the Registrant, Weinberg & Company, was replaced with the accountant for ThinWeb, PricewaterhouseCoopers LLP. The financial statements for the Registrant since inception and prior to the change in such accountants have not contained any adverse opinion or disclaimer or were modified as to any uncertainty, audit scope or accounting principles and there were not any disagreements or "reportable events" with such former accountant.

ITEM 5.     OTHER EVENTS

      Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      Pursuant to the Transactions, the sole director and officer of the Registrant resigned and the officers and directors of ThinWeb were designated to serve in their same capacities for the Registrant until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.

ITEM 7.     FINANCIAL STATEMENTS

      The consolidated financial statements for the fiscal year ended December 31, 1998, for ThinWeb Software Incorporated prepared by the independent public accounting firm of PricewaterhouseCoopers LLP are filed herewith.

ITEM 8.     CHANGE IN FISCAL YEAR

      Not applicable.

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      Not applicable.



EXHIBITS

4.1   Share Exchange and Share Purchase Agreement among Warwick
      Acquisition Corporation, Thinweb.com Inc., ThinWeb Software
      Incorporated, and all of the shareholders of Thinweb Software
      Incorporated

4.2   Exchange and Voting Agreement among Warwick Acquisition
      Corporation, ThinWeb Software Incorporated, the Trustee, and all of the shareholders of ThinWeb Software Incorporated

16.1 Letter of Weinberg & Company, former accountants to the Registrant



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THINWEB.COM CORPORATION


                                    By /s/ Gary Hannah
                                           President


Date: May 27, 1999